UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 6, 2015

GOLDEN EAGLE INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Colorado	0-23726	84-1116515
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

4628 S. Broadway
Englewood, CO  80113
 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (720) 600-9098

N/A
(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01  CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On May 6, 2015, Ingenium Accounting Associates resigned as the Company’s independent registered accounting firm. None of the reports of Ingenium on the financial statements of the Company contained any adverse opinion or disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern paragraph in Ingenium’s report on the Company’s financial statements as of and for the years ended December 31, 2012 and 2011.

During the Company’s two most recent fiscal years and during the subsequent interim period preceding the date of resignation, there were no disagreements with Ingenium on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to Ingenium’s satisfaction, would have caused them to refer to the subject matter of the disagreement(s) in connection with their reports, and there were no "reportable events" as defined in Item 304(a)(1) of the Securities and Exchange Commission's Regulation S-K.

As of November 10, 2015, the Company had not engaged a new independent registered public accounting firm. The Company will disclose its engagement of a new independent registered public accounting firm as required by the rules and regulations of the Securities and Exchange Commission.

The Company has furnished Ingenium with a copy of the disclosures under this Item 4.01 and has requested that Ingenium provide a letter addressed to the SEC stating whether or not they agree with the statements made in this report or stating the reasons in which they do not agree. The letter from Ingenium is filed as an exhibit to this report.

ITEM 9.01  EXHIBITS

16	Letter from Ingenium Accounting Associates

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2015	GOLDEN EAGLE INTERNATIONAL, INC.

	By:	/s/ Mark Bogani
Mark Bogani
Chief Executive Officer